UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        September 21, 2020
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 21, 2020, inTEST Corporation (the “Company”) notified employees in its Fremont, California facility of a plan to consolidate all manufacturing for its EMS Products division into the manufacturing operation located in Mt. Laurel, New Jersey. Currently, the Company’s interface products are manufactured in the Fremont facility, and the Company’s manipulator and docking hardware products are manufactured in the Mt. Laurel facility. This action will result in the closure of the Fremont facility and the termination of certain employees at that location. The consolidation of manufacturing operations is being undertaken to better serve customers through streamlined operations and reduce the fixed annual operating costs for the EMS Products division. The consolidation is expected to be substantially completed during the fourth quarter of 2020. A small engineering and sales office will be maintained in northern California after the consolidation of manufacturing operations has been completed.

As a result of this action, the Company expects to incur cash charges for severance and other one-time termination benefits ranging from $75,000 to $150,000. In addition, the Company expects to incur cash charges for other costs related to the facility consolidation, including moving costs and production start-up costs, ranging from $300,000 to $400,000. Most of these costs are expected to be incurred during the fourth quarter of 2020. The cash payments are expected to be made during the fourth quarter of 2020 and the first quarter of 2021. In addition, the Company intends to try to sublease its facility located in Fremont, California. When manufacturing operations cease in the Fremont facility, the Company expects to record an impairment charge related to the right-of-use asset for the lease of the Fremont facility as the Company does not currently expect to sublet the facility for the full remaining term of the lease. However, the Company does not currently have sufficient information to estimate the amount of this charge. As of December 31, 2020, the right-of-use asset related to this facility will total $1.1 million, prior to any charge for impairment, which would be a non-cash charge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   September 25, 2020